UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 24, 2005

NCR CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number 001-00395

Maryland	31-0387920
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1700 S. Patterson Blvd.

Dayton, Ohio 45479

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 24, 2005, Lars Nyberg advised NCR Corporation (the “Company”) that he planned to resign as a member of the Board of Directors of the Company (the “Board”). Mr. Nyberg is resigning for personal reasons and not because of any disagreement on any matter relating to the Company’s operations, policies or practices.

Item 8.01 Other Events.

On July 27, 2005, the Board requested that Mr. Nyberg remain a director of the Company through the conclusion of the regular meeting of the Board on October 26, 2005. Mr. Nyberg agreed to the Board’s request and the Board accepted Mr. Nyberg’s resignation as of the conclusion of the regular meeting of the Board on October 26, 2005. In connection with Mr. Nyberg’s pending resignation, the Board removed Mr. Nyberg as Chairman of the Board, effective immediately, and appointed James M. Ringler Chairman of the Board, effective immediately, to serve in such capacity in addition to his current role as President and Interim Chief Executive Officer of the Company.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description of Exhibits
99.1	Press release dated July 28, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NCR CORPORATION

Date: July 28, 2005	By:	/s/ Jonathan S. Hoak
Jonathan S. Hoak
Senior Vice President, General Counsel and Secretary